UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2012

DARA BioSciences, Inc.
      (Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On September 12, 2012, DARA BioSciences, Inc. (the “Company”) entered into a distribution and license agreement (the “License Agreement”) with Helsinn Healthcare SA (“Helsinn”).  Under the License Agreement, Helsinn granted the Company an exclusive license to distribute, promote, market and sell Gelclair® for treatment of certain approved indications in the United States and the right to subcontract certain of those licensed rights to subcontractors.  Gelclair® is an FDA-cleared product indicated for the treatment of oral mucositis.  Under the License Agreement, the Company is obligated to launch Gelclair® in the United States within six months of September 12, 2012 and is obligated to meet minimum sales thresholds during the License Agreement’s ten-year term.  The License Agreement also provides that the Company will receive exclusive rights to distribute, promote, market and sell Gelclair® for an additional indication if Helsinn is able to obtain regulatory approval for such indication, and Helsinn shall use its commercially reasonable efforts to obtain such regulatory approval according to certain timelines.

Under the License Agreement, the Company is required to make certain up-front, milestone, sales performance and royalty payments to Helsinn.  The License Agreement requires the Company to pay Helsinn specified royalties based on sales of Gelclair® in the United States by the Company or its subcontractors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: September 17, 2012	By:	/s/ David J. Drutz
Name: David J. Drutz
Title: Chief Executive Officer